Exhibit 99.2

Combined Balance Sheets (Unaudited)

March 31, 2020 and December 31, 2020

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$20,731		$14,468
Accounts receivable	6,118		19,157
Inventory	18,572		38,270
Prepaid expenses	5,677		6,877
Total current assets	51,098		78,772

Property and Equipment:
Land	5,277,566		5,742,113
Buildings and improvements	1,555,236		1,825,075
Furniture and equipment	72,191		85,899
Vehicles	10,757		12,309
Construction in process	115,587		137,967
Safari animals	252,217		292,070
Total property and equipment	7,283,554		8,095,433
Less accumulated depreciation	(212,078)		(212,078)
Net property and equipment	7,071,476		7,883,355

Total Assets	$7,122,574		$7,962,127

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	$532,947	$	$ 663,596
Accrued expenses	137,378		149,696
Accounts payable, related party	21,756		21,756
Deferred revenues	54,244		86,602
Advance on sale of assets	100,000		-
Line of credit, related party	2,937,622		2,788,523
Notes payable	5,335,786		5,895,920
Total current liabilities	9,119,733		9,606,093

Members’ Equity	(1,997,159)		(1,643,966)

Total Liabilities and Members' Equity	$7,122,574		$7,962,127

See notes to unaudited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combined Statement of Operations (Unaudited)

Three Months Ended March 31, 2020 and March 31, 2019

	Three Months Ended
	March 31, 2020	March 31, 2019
Safari park revenue	$269,682	$-
Annual membership revenue	34,074	-
Concessions and gift shop revenue	15,124	-
Total revenues	318,880	-

Cost of goods sold, concessions and gift shop	20,196	-
Selling, general and administrative	242,549	170,221
Impairment of property and equipment	347,332	-
Depreciation	-	51,659
(Gain) loss on sale of operating assets, net	(43,305)	(1,500)
Loss from operations	(247,892)	(220,380)

Interest income (expense), net	(105,301)	(99,331)

Net Loss	$(353,193)	$(319,711)

See notes to unaudited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combined Statement of Member's Equity (Unaudited)

Three Months Ended March 31, 2020 and March 31, 2019

Balance at December 31, 2019	$(1,643,966)
Net loss	(353,193)

Balance at March 31, 2020	$(1,997,159)

Balance at December 31, 2018	$(7,398)
Net loss	(319,711)

Balance at March 31, 2019	$(327,109)

See notes to unaudited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combined Statement of Cash Flows (Unaudited)

Three Months Ended March 31, 2020 and March 31, 2019

	Three Months Ended
	March 31, 2020	March 31, 2019
Operating Activities
Net loss	$(353,193)	$(319,711)
Adjustments to reconcile net loss to cash
provided by (used in) operating activities:
Impairment of property and equipment	347,332	-
Depreciation	-	51,659
Gain on sale of property and equipment	(43,305)	(1,500)
Changes in operating assets:
Accounts receivable	13,039	(340)
Inventory	19,698	(6,388)
Prepaid expenses	1,200	(8,890)
Accounts payable and accrued expenses	(142,967)	535,636
Deferred revenues	(32,358)	-
Net cash provided by (used in) operating activities	(190,554)	250,466

Investing Activities
Purchases of property and equipment	-	(1,764,373)
Advance on sale of assets	100,000	-
Proceeds from sale of property and equipment	607,853	1,500
Net cash provided by (used in) investing activities	707,853	(1,762,873)

Financing Activities
Borrowings (repayments) on related party line of credit, net	49,099	342,353
Borrowings on notes payable	-	1,200,000
Repayments on notes payable	(560,135)	(29,829)
Net cash provided by (used in) financing activities	(511,036)	1,512,524

Change in cash and cash equivalents	6,263	117
Cash at beginning of period	14,468	-

Cash at end of period	$20,731	$117

Supplemental Disclosures
Interest paid in cash	$47,505	$74,147
Income taxes paid in cash	$-	$-

See notes to unaudited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Notes to Combined Financial Statements (Unaudited)

March 31, 2020

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations: Aggieland Safari LLC was formed as a limited liability company on October 25, 2018. Aggieland Safari LLC provides a recreational, safari-like experience for guests with a focus on conservation and education activities. Ferrill Creek Ranch LLC was formed as a limited liability company on October 31, 2018. Ferrill Creek Ranch LLC owns the land used in the operations of Aggieland Safari LLC. Collectively, these entities are referred to herein as the “Company”.

Basis for Combination: Aggieland Safari LLC (AGS) and Ferrill Creek Ranch LLC (FCR) are entities under common control and the land owned by FCR is leased to AGS. Accordingly, the financial statements include the accounts of Aggieland Safari LLC and Ferrill Creek Ranch LLC on a combined basis and have been prepared in accordance with U.S. generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated. These unaudited combined financial statements should be read in conjunction with the Company’s audited combined financial statements and the notes thereto for the year ended December 31, 2019.

COVID-19 Impacts: In March 2020, the World Health Organization characterized COVID-19, a disease caused by a novel strain of a coronavirus, as a pandemic. The rapid spread of COVID-19 has resulted in governmental authorities throughout the United States implementing a variety of containment measures with the objective of slowing the spread of the virus, including travel restrictions, shelter-in-place orders and business shutdowns. The COVID-19 pandemic and these containment measures have had, and are anticipated to continue to have, a material impact on the Company’s business. The Company began to see a significant reduction in paid attendance beginning in early March 2020. Effective April 1, 2020, AGS was closed to the public as a result of shelter-in-place mandate in Texas and by order of Brazos County.

Revenue Recognition: The Company recognizes revenues in accordance with FASB ASC Topic 606, Revenues from Contracts with Customers. Prior periods were not impacted by the adoption of Topic 606 as the Company began revenue generating operations in 2019. Under Topic 606, the Company recognizes revenue when a customer obtains control of promised goods or services, in an amount that reflects the consideration, which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

The Company’s major source of revenue is from the sale of park admissions, retail and concession sales at its sole location in Bryan, Texas. Revenues from park admission fees are generally recognized upon receipt of payment at the time of the customers’ visit to the parks. Admission fee revenues from advance online ticket purchases are deferred until the customers’ visit to the park. Revenue from retail and concession sales is generally recognized upon the concurrent receipt of payment and delivery of goods or services to the customer. Revenue from annual memberships is recognized evenly over the twelve-month membership term. The Company periodically sells surplus animals resulting from the natural breeding process that occurs within the park and revenue from these sales is recognized on delivery of the animal to the customer. Billings for sales of animals are provided at the time of delivery and payment is expected within 30 days of presentation of the bill. Sales taxes billed are reported directly as a liability to the taxing authority and are not included in revenue. Total deferred revenues from advance online ticket sales and annual memberships were $54,244 at March 31, 2020 and $86,602 at December 31, 2019.

Cash: Cash consists of cash-on-hand and demand deposits held by financial institutions.

Accounts Receivable: Accounts receivable are reported at outstanding principal net of an allowance for doubtful accounts. The allowance is determined based on an account-by-account review. Accounts are charged off when collection efforts have failed, and the account is deemed uncollectible. An allowance was not considered necessary at March 31, 2020 and December 31, 2019. The Company normally does not charge interest on accounts receivable. Accounts receivable were at $6,118 at March 31, 2020 and $19,157 at December 31, 2019.

Inventory: Inventory consists of gift shop items, animal food, and concession and park supplies, and is stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out method. Inventories were $18,572 at March 31, 2020 and $38,270 at December 31, 2019, respectively.

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Notes to Combined Financial Statements (Unaudited)

March 31, 2020

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment: Property and equipment is initially recognized at cost. Depreciation is recorded using the straight-line method over the estimated useful lives. Major renewals and betterments are capitalized, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed. Upon retirement or replacement, both the asset cost and the related allowance for depreciation are written off and gains and losses on sale of assets are included in operations. Included in property and equipment is construction in progress. Once construction is completed and the asset is placed in service, it will be depreciated over the estimated useful life of the asset. Safari animals are depreciated over a useful life of five to ten years. When safari animals are lost due to death, they are written-off as of the date of death. Offspring of the safari animals is not capitalized. Costs incurred in the support of safari animals and related offspring are expensed as incurred.

Accounting rules require that property and equipment should be evaluated for impairment on the occurrence of a triggering event. Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, a significant decrease in the benefits realized from an acquired business, difficulties or delays in integrating the business, and a significant change in the operations of an acquired business.

During 2019, the Company adopted a plan to sell substantially all assets of the Company, which resulted in a triggering event for the evaluation of impairment of property and equipment, see NOTE F – SUBSEQUENT EVENTS. In connection with the plan of sale, the Company determined that the carrying values of some of the property and equipment exceeded their fair values. Consequently, the Company recorded impairment losses of $347,332 and $770,164, for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively. These impairment losses represent the excess of the carrying values of the property and equipment over their fair values, less cost to sell. The impairment loss is recorded as a separate line item (“Impairment of property and equipment”) in the combined statement of operations. All assets included in the accompanying combined balance sheet are deemed to be held for sale and these assets are no longer depreciated subsequent to December 31, 2019.

On February 6, 2020, Ferrill Creek Ranch, LLC executed an agreement to sell 76.2 acres land which was not being utilized for the safari park operations in exchange for total consideration of approximately $700,000.

Income Taxes: The Company is taxed as a partnership for federal income tax purposes. Accordingly, income and loss is passed directly to the members and taxed at their individual level. The Company is subject to the Texas margin tax. Management is not aware of any tax positions that would have significant impact on its financial position. The Company’s federal tax returns since inception remain subject to examination.

Advertising: The Company expenses advertising and promotional costs as incurred. No advertising costs were incurred for the three months ended March 31, 2020 and March 31, 2019, respectively.

Commitments and Contingencies: Liabilities for loss contingencies arising from claims, assessments, litigation, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. No such liabilities have been accrued as of March 31, 2020 and December 31, 2019.

Concentrations of Credit Risk: Financial instruments that potentially expose the Company to credit risk consist principally of cash. The Company occasionally maintains cash balances in the financial institutions that exceed the amounts insured by the FDIC. The Company periodically accesses the financial condition of the institutions and believes the risk of loss is minimal.

Subsequent Events: Subsequent events have been evaluated by management through the date of the issuance of these financial statements. Material subsequent events, if any, are disclosed in a separate footnote to these financial statements.

New Accounting Pronouncements: In February 2016, the FASB issued a new accounting pronouncement regarding lease accounting for reporting periods beginning after December 15, 2020. A lessee will be required to recognize on the balance sheet the assets and liabilities for leases with lease terms of more than 12 months. Management is currently evaluating the effect this pronouncement will have on the financial statements and related disclosures.

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Notes to Combined Financial Statements (Unaudited)

March 31, 2020

NOTE B – OPERATING LEASES

The company leases certain equipment under month-to-month leasing arrangements. Total equipment rent expense recognized during the three months ended March 31, 2020 and March 31, 2019 were approximately $8,200 and $12,400, respectively.

NOTE C – NOTES PAYABLE

On December 28, 2018, the Company entered into a mortgage loan with a bank to borrow a total of $4,660,382. The loan had an outstanding balance of $4,583,041 at March 31, 2020 and December 31, 2019, respectively, requires minimum interest only payments of 6.38% on a monthly basis, is secured by all assets of FCR and matured on March 28, 2020.

The Company entered into an improvement loan with a bank on February 15, 2019 to borrow an initial principal amount of $1,200,000. The loan had an outstanding balance of $623,088 and $1,183,222 at March 31, 2020 and December 31, 2019, respectively, bears interest at the United States Treasury Securities rate plus 3.50% (5.125% at March 31, 2020) and requires minimum interest only payments on a monthly basis. This loan is secured by all assets of FCR and matured on March 15, 2020.

On April 18, 2019, the Company entered into a note payable with a vendor for the construction of improvements on land owned by the Company. This note bears interest at 6.0% and has an outstanding balance of $129,657 at March 31, 2020 and December 31, 2019, respectively. Payments are due in twelve equal monthly installments beginning July 1, 2019. As of March 31, 2020, no payments had been applied to this note.

NOTE D – RELATED PARTY TRANSACTIONS

Aggieland Safari LLC leases land used for its safari park operations from Ferrill Creek Ranch LLC. Total rent under this related party leasing arrangement totaled $64,100 and $0 during the three months ended March 31, 2020 and March 31, 2019, respectively. Amounts payable from AGS to FCR under this arrangement totaled $175,860 and $123,960 at March 31, 2020 and December 31, 2019, respectively. These transactions are eliminated in the combined financial statements.

The Company entered into a related party line of credit with its sole member during 2018. The line of credit bears interest at 10% annually, is due on demand, and is subordinate to the third-party notes payable. Balances on the related party line of credit were $2,937,622 as of March 31, 2020 and $2,788,523 as of December 31, 2019, respectively.

A direct family member of the sole member of the Company provided services to operate the on-site restaurant during 2019. Accounts payable for these services owed to this related party totaled $21,756 at March 31, 2020 and December 31, 2019, respectively.

NOTE E – GOING CONCERN

The Company incurred a net loss for the year ended December 31, 2019 and for the three months ended March 31, 2020, all outstanding debt at March 31, 2020 is classified as current, and total current liabilities are in excess of current assets at March 31, 2020. These matters raise substantial doubt about the Company’s ability to continue as a going concern within one year after issuance date of the combined financial statements.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

As discussed in NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, during 2019, the Company adopted a plan to sell substantially all assets of the Company. As discussed in NOTE F – SUBSEQUENT EVENTS, on April 27, 2020, the Company sold substantially all the assets of AGS and FCR, primarily consisting of real property, animal inventory and mineral rights. The Company plans to use the proceeds of the sale to liquidate its remaining liabilities and subsequently wind-down its operations.

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Notes to Combined Financial Statements (Unaudited)

March 31, 2020

NOTE F – SUBSEQUENT EVENTS

COVID-19 Impact on Operations

The rapid acceleration of the COVID-19 pandemic in the United States occurred at the beginning of the March 2020 and the Company began to see a significant reduction in paid attendance beginning in mid-March 2020. As a result of Brazos County and State of Texas mandates, beginning March 18, 2020, AGS closed the walking through of its park and effective April 1, 2020 the park was entirely closed to the public.

Sale of AGS and FCR

On April 27, 2020, the Company sold substantially all the assets of AGS and FCR, primarily consisting of real property, animal inventory and mineral rights, for $7,125,000.

AGGIELAND SAFARI LLC

AND

FERRILL CREEK RANCH LLC

Supplemental Information (Unaudited)

March 31, 2020

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combining Balance Sheet (Unaudited)

March 31, 2020

	Aggieland Safari LLC	Ferrill Creek Ranch LLC	Eliminations	Combined
ASSETS
Current Assets:
Cash	$20,447	$284	$-	$20,731
Accounts receivable	6,118	175,860	(175,860)	6,118
Inventory	18,572	-	-	18,572
Prepaid expenses	5,677	-	-	5,677
Total current assets	50,814	176,144	(175,860)	51,098

Property and Equipment:
Land	-	5,277,566	-	5,277,566
Buildings and improvements	1,555,236	-	-	1,555,236
Furniture and equipment	72,191	-	-	72,191
Vehicles	10,757	-	-	10,757
Construction in process	115,587	-	-	115,587
Safari animals	252,217	-	-	252,217
Total property and equipment	2,005,988	5,277,566	-	7,283,554
Less accumulated depreciation	(212,078)	-	-	(212,078)
Net property and equipment	1,793,910	5,277,566	-	7,071,476

Total Assets	$1,844,724	$5,453,710	$(175,860)	$7,122,574

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	$708,807	$-	$(175,860)	$532,947
Accrued expenses	18,686	118,692	-	137,378
Accounts payable, related party	21,756	-	-	21,756
Deferred revenues	54,244	-	-	54,244
Advance on sale of assets	100,000	-	-	100,000
Line of credit, related party	2,554,564	383,058	-	2,937,622
Notes payable	129,657	5,206,129	-	5,335,786
Total current liabilities	3,587,714	5,707,879	(175,860)	9,119,733

Members’ Equity	(1,742,990)	(254,169)	-	(1,997,159)

Total Liabilities and Members' Equity	$1,844,724	$5,453,710	$(175,860)	$7,122,574

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combining Balance Sheet (Unaudited)

December 31, 2019

	Aggieland Safari LLC	Ferrill Creek Ranch LLC	Eliminations	Combined
ASSETS
Current Assets:
Cash	$14,462	$6	$-	$14,468
Accounts receivable	19,157	123,960	(123,960)	19,157
Inventory	38,270	-	-	38,270
Prepaid expenses	6,877	-	-	6,877
Total current assets	78,766	123,966	(123,960)	78,772

Property and Equipment:
Land	-	5,742,113	-	5,742,113
Buildings and improvements	1,825,075	-	-	1,825,075
Furniture and equipment	85,899	-	-	85,899
Vehicles	12,309	-	-	12,309
Construction in process	137,967	-	-	137,967
Safari animals	292,070	-	-	292,070
Total property and equipment	2,353,320	5,742,113	-	8,095,433
Less accumulated depreciation	(212,078)	-	-	(212,078)
Net property and equipment	2,141,242	5,742,113	-	7,883,355

Total Assets	$2,220,008	$5,866,079	$(123,960)	$7,962,127

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	$787,556	$-	$(123,960)	$663,596
Accrued expenses	29,696	120,000	-	149,696
Accounts payable, related party	21,756	-	-	21,756
Deferred revenues	86,602	-	-	86,602
Line of credit, related party	2,575,064	213,459	-	2,788,523
Notes payable	129,657	5,766,263	-	5,895,920
Total current liabilities	3,630,331	6,099,722	(123,960)	9,606,093

Members’ Equity	(1,410,323)	(233,643)	-	(1,643,966)

Total Liabilities and Members' Equity	$2,220,008	$5,866,079	$(123,960)	$7,962,127

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combining Statement of Operations (Unaudited)

Three Months Ended March 31, 2020

	Aggieland Safari LLC	Ferrill Creek Ranch LLC	Eliminations	Combined
Safari park revenue	$269,682	$-	$-	$269,682
Annual membership revenue	34,074	-	-	34,074
Concessions and gift shop revenue	15,124	-	-	15,124
Total revenues	318,880	-	-	318,880

Cost of goods sold, concessions and gift shop	20,196	-	-	20,196
Selling, general and administrative	291,319	15,330	(64,100)	242,549
Impairment of property and equipment	347,332	-	-	347,332
Depreciation	-	-	-	-
(Gain) loss on sale of operating assets, net	(8,000)	(35,305)	-	(43,305)
Loss from operations	(331,967)	19,975	64,100	(247,892)

Other income (expense), net	-	64,100	(64,100)	-
Interest income (expense), net	(700)	(104,601)	-	(105,301)

Net Loss	$(332,667)	$(20,526)	$-	$(353,193)

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combining Statement of Operations (Unaudited)

Three Months Ended March 31, 2019

	Aggieland Safari LLC	Ferrill Creek Ranch LLC	Eliminations	Combined
Safari park revenue	$-	$-	$-	$-
Annual membership revenue	-	-	-	-
Concessions and gift shop revenue	-	-	-	-
Total revenues	-	-	-	-

Cost of goods sold, concessions and gift shop	-	-	-	-
Selling, general and administrative	169,180	1,041	-	170,221
Impairment of property and equipment	-	-	-	-
Depreciation	51,659	-	-	51,659
(Gain) loss on sale of operating assets, net	(1,500)	-	-	(1,500)
Loss from operations	(219,339)	(1,041)	-	(220,380)

Other income (expense), net	-	-	-	-
Interest income (expense), net	(18,884)	(80,447)	-	(99,331)

Net Loss	$(238,223)	$(81,488)	$-	$(319,711)